Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with Warner Chilcott plc’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Roger M. Boissonneault, the Chief Executive Officer and Paul Herendeen, the Chief Financial Officer of Warner Chilcott plc, each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Warner Chilcott plc.

Date: February 24, 2012

/s/ Roger M. Boissonneault
Name: Roger M. Boissonneault
Title: President and Chief Executive Officer

/s/ Paul Herendeen
Name: Paul Herendeen
Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Warner Chilcott plc and will be retained by Warner Chilcott plc and furnished to the Securities and Exchange Commission or its staff upon request.